Exhibit 10.3

AMENDED AND RESTATED CONTINUING GUARANTY

TO: WELLS FARGO BANK, NATIONAL ASSOCIATION

1.
GUARANTY; DEFINITIONS. In consideration of those certain credit or other financial accommodation heretofore, now or hereafter extended or made to CENTAUR SERVICES LIMITED, a corporation incorporated in England and Wales under registered number 00787385 ("Borrower"), by WELLS FARGO BANK, NATIONAL ASSOCIATION, London Branch (the "London Branch"), including without limitation, Wells Fargo Bank, National Association, (collectively together with the London Branch, hereinafter referred to as "Bank"), pursuant to the terms and conditions of those certain loan agreements dated respectively as of 5 November 2010, as amended (the "Revolving Credit Facility"), and of even date herewith (the "Sterling Overdraft Facility "), entered into by and among Borrower, Bank and such other signatory parties as reflected in the Revolving Credit Facility and the Sterling Overdraft Facility, and such other documents as executed and delivered in connection therewith, and for other valuable consideration, the undersigned MWI VETERINARY SUPPLY CO. an Idaho corporation ("Guarantor"), unconditionally guarantees and promises to pay to Bank, or order, on demand in lawful money of the United States of America and in immediately available funds, any and all Indebtedness of Borrower to Bank. The term "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower under either or both of the Revolving Credit Facility and the Sterling Overdraft Facility, and such other debts, obligations and/or liabilities of Borrower heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any foreign exchange, deposit, treasury management, commercial card, or other similar transaction or arrangement, including without limitation, any and all indebtedness and obligations arising out of direct debit transactions and arrangements pursuant to that certain Direct Debit Agreement to be entered into by and between Borrower and Bank ("Direct Debit Arrangement"), and any and all charge backs and/or indemnity obligations incurred or may be incurred by, or imposed upon, Bank pursuant to any direct debit guarantees and/or indemnities provided by Bank in connection with such Direct Debit, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable. This Guaranty is a guaranty of payment and not collection.

This Amended and Restated Continuing Guarantee amends and restates in its entirety and supersedes the continuing guarantee of the Guarantor dated 5 November 2010 in favour of the Bank.

2. MAXIMUM LIABILITY; SUCCESSIVE TRANSACTIONS; REVOCATION; OBLIGATION

UNDER OTHER GUARANTIES. This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of Borrower to Bank, including any such Indebtedness arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of Borrower or Guarantor or any other event or proceeding affecting Borrower or Guarantor. This Guaranty shall not apply to any new Indebtedness created after actual receipt by Bank of written notice of its revocation as to such new Indebtedness; provided however, that loans or advances made by Bank to Borrower after revocation under commitments existing prior to receipt by Bank of such revocation, and extensions, renewals or modifications, of any kind, of Indebtedness incurred by Borrower or committed by Bank prior to receipt by Bank of such revocation, shall not be considered new Indebtedness. Any such notice must be sent to Bank by registered mail, postage prepaid, addressed to each of its offices at Idaho RCBO, 877 West Main Street, 3'd Floor, Boise, Idaho 83702, marked to the attention of Regional Vice President, and the London Branch at 1 Plantation Place, 30 Fenchurch Street, London EC3M 3BD, marked to the attention of Loans Administration Team, Ian King, or at such other addresses, or to the attention of such other person or persons, as Bank shall from time to time designate. Any payment by Guarantor shall not reduce Guarantor's maximum obligation hereunder unless written notice to that effect is actually received by Bank at or prior to the time of such payment. The obligations of Guarantor hereunder shall be in addition to any obligations of Guarantor under any other guaranties of any liabilities or obligations of Borrower or any other persons heretofore or hereafter given to Bank unless said other guaranties are expressly modified or revoked in writing; and this Guaranty shall not, unless expressly herein provided, affect or invalidate any such other guaranties.

3. OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations hereunder are joint and several and independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other person, or whether Borrower or any other person is joined in any such action or actions. Guarantor acknowledges that this Guaranty is absolute and unconditional, there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty is in full force and effect and is binding on Guarantor as of the date written below, regardless of whether Bank obtains collateral or any guaranties from others or takes any other action contemplated by Guarantor. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and Guarantor agrees that any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Guarantor's liability hereunder. The liability of Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent for any reason any amount at any time paid on account of any Indebtedness guaranteed hereby is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Bank in its sole discretion; provided however, that if Bank chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Bank in connection therewith, including without limitation, in any litigation with respect thereto.

4. AUTHORIZATIONS TO BANK. Guarantor authorizes Bank either before or after revocation hereof, without notice to or demand on Guarantor, and without affecting Guarantor's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Bank from Borrower to any Indebtedness of Borrower to Bank, in such order as Bank shall determine in its sole discretion, whether or not such Indebtedness is covered by this Guaranty, and Guarantor hereby waives any provision of law regarding application of payments which specifies otherwise. Bank may without notice assign this Guaranty in whole or in part. In addition to, and without limiting anything contained herein, upon Bank's request, Guarantor agrees to provide to Bank copies of Guarantor's financial statements.

5. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Bank as of the date hereof that:

(a) this Guaranty is executed at Borrower's request and Guarantor receives substantial benefit from the credit accommodations which have been, and will be, granted to Borrower by Bank from time to time, pursuant to the Revolving Credit Facility and Sterling Overdraft Facility, as amended from time to time, and such other contracts, agreements, instruments and documents (collectively, "Loan Documents"), as executed, and as may from time to time hereafter be executed and delivered to Bank by Borrower and/or such other parties thereto, including without limitation, that certain Corporate Credit Card Agreement to be entered into by and between Borrower and Bank ("Corporate Credit Card Agreement"), which credit accommodations are guaranteed by this Guaranty:

(b) Guarantor is a corporation, duly incorporated and validly existing and in good standing under the laws of Idaho, U.S.A, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Guarantor;

(c) the execution and performance of this Guaranty has been properly approved and authorized by resolutions of Guarantor's directors and sole shareholder to the extent as may be required by applicable law and Guarantor's corporate governing and authorization documents, and does not contravene the articles of incorporation and/or the bylaws (or the equivalent corporate documents) of the Guarantor or any provision of any applicable law. statute, decree, rule or regulation or any order, judgment, injunction, resolution, determination or award of any court, or any judicial, administrative or governmental authority or organization or any provision of any agreement or document to which Guarantor is a party or obligation which is binding on Guarantor or any of Guarantor's assets;

(d) this Guaranty and each and every other document executed by Guarantor in connection therewith have been duly executed on Guarantor's behalf and constitute legal, valid and binding obligations of Guarantor enforceable in accordance with its terms, and the execution and performance of all of such documents will not breach, conflict with or contravene any provisions of any law, statute, rule, regulation, agreement, indenture, undertaking, articles of incorporation, bylaws or other constitutional documentation or any other instrument binding upon Guarantor or on any of Guarantor's assets or give cause for acceleration of any Indebtedness or result in the existence of or oblige Guarantor to create any lien or other security interest over all or any of its present or future revenues, assets or properties;

(e) Guarantor has the power to execute this Guaranty and to perform and discharge all duties and liabilities hereunder, and no limitation on Guarantor's powers to borrow or guaranty will be exceeded as a result of providing this Guaranty and the obligations and liabilities of the Guarantor hereunder constitute the direct, unconditional and general obligations of the Guarantor and rank at least pari passu and rateably with all other present and future unsecured and unsubordinated obligations and liabilities of the Guarantor except obligations and liabilities that are mandatorily preferred by law;

(f) Guarantor is not insolvent under any applicable insolvency laws and is able to pay and discharge all debts and other obligations when due;

(g) all licenses, consents and approvals of public, governmental and judicial authorities and agencies necessary for the Guarantor to enter into and perform and discharge its duties and liabilities under this Guaranty have been obtained and are in full force and effect, there has been no default in the compliance with the conditions or restrictions (if any) in connection therewith, as of the date of this Guaranty no further licenses, consents or approvals are required or necessary in relation thereto, and no approval, consent or authorization of, order, registration or license by, filing with, giving notice to, or taking any other action by or in respect of any governmental or regulatory authority or central bank or other fiscal, monetary or other authority is required in connection with the execution and delivery of, or performance of Guarantor's obligations under, this Guaranty or for the validity, enforceability or admissibility in evidence of this Guaranty;

(h) no actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court, tribunal or administrative agency which could or might have a material adverse effect on the financial condition or operation of Guarantor is pending, or threatened against Guarantor or any of its assets, other than those disclosed to Bank in writing prior to the date hereof;

(i) Guarantor is not in default or in material breach under any provision, term or condition of any contract, agreement, or instrument to which Guarantor is a party, and there exists no condition, event or act which with the giving of notice or the passage of time or both would constitute such an event of default;

(j) the annual financial statement and audited consolidated financial statements of Guarantor dated September 30,2009, and all interim financial statements delivered to Bank since said date, true copies of which have been delivered to Bank prior to the date hereof, (i) are complete and correct and present fairly the financial condition of Guarantor (ii) disclose all liabilities of Guarantor that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied. Since the dates of such financial statements there has been no material adverse change in the financial condition of Guarantor, or in any of the business or assets of the Guarantor or any of its subsidiaries since the date of such accounts, nor has Guarantor mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing;

(k) all other financial and other information provided by Guarantor to the Bank is true and accurate in all material respects and is not misleading;

(I) this Guaranty is not subject to any registration, stamp, documentary or similar tax, and it is not necessary that this Guaranty be filed, recorded, registered or enrolled with any public, governmental or judicial authority or agency to ensure the legality, validity, enforceability or admissibility in evidence of this Guaranty;

(m) this Guaranty is in proper form for its enforcement in the State of Idaho and constitutes legally binding obligations, duties and liabilities of Guarantor enforceable in accordance with its terms;

(n) neither Guarantor nor any of Guarantor's assets has any right to claim any immunity in relation to itself or its assets under any law or in any jurisdiction in connection with any legal proceedings, set-off or counterclaim relating to this Guaranty, or in connection with the enforcement of any judgment or order arising from such proceedings;

(o) Guarantor is not entering into this Guaranty with intent to hinder, delay, or defraud any creditor of Guarantor. Guarantor is not engaged in, or about to be engaged in, a business or a transaction for which Guarantor's assets are unreasonably small in relation to such business or transaction. Guarantor does not intend to incur, nor does Guarantor have any reason to believe that by entering into this Guaranty, it is incurring, debts beyond its ability to pay as they become due;

(p) there are no legal, administrative or regulatory requirements or restrictions which would limit the availability or transfer of foreign exchange for the payment by Guarantor to Bank of any amounts that may become due under this Guaranty;

(q) Bank has made no representation to Guarantor as to the creditworthiness of Borrower;

(r) Guarantor has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition; and

(s) Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and Guarantor further agrees that Bank shall have no obligation to disclose to Guarantor any information or material about Borrower which is acquired by Bank in any manner.

6. AFFIRMATIVE COVENANTS. Without limiting anything contained herein, Guarantor hereby expressly acknowledges and agrees that each and every affirmative covenant as contained and set forth in that certain Credit Agreement dated as of December 13, 2006, entered into by and among MWI Veterinary Supply Co., as borrower thereunder, Guarantor, and Memorial Pet Care, Inc, as guarantors thereunder, and Bank of America, N.A. and Wells Fargo Bank. N.A., as lender parties thereto (hereinafter referred to as the "Syndication Credit Agreement"), as the same may be amended, revised, amended and restated, replaced, supplemented or otherwise modified from time to time, and more specifically under Article VI thereof, and in the form and substance as such covenants appear in the Syndication Credit Agreement as of date hereof without any amendment or revision thereto, shall (as modified only to the extent necessary for applicability hereto), apply mutatis mutandis to this Guaranty, all of which affirmative covenants are hereby incorporated herein by this reference as if restated in the entirety, and Guarantor hereby repeats and adopts the same. Guarantor covenants, agrees and undertakes that so long as Bank remains committed to extend credit to Borrower pursuant to the Revolving Credit Facility, the Sterling Overdraft Facility, the Loan Documents, and the Corporate Credit Card Agreement, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under the Revolving Credit Facility, the Sterling Overdraft Facility, the Loan Documents, Corporate Credit Card Agreement and/or any other agreement, contract, instrument or document executed in connection therewith, remain outstanding, and until payment in full of all obligations of Borrower subject thereto, all of the affirmative covenants as contained in Article VI of the Syndication Credit Agreement and incorporated herein by reference as aforementioned shall remain valid, binding and enforceable against Guarantor hereunder and shall survive any termination or cancellation of the Syndication Credit Agreement notwithstanding any termination or cancellation thereof; provided however, that, for purposes of this Guaranty, all references to five (5)-day periods in the Syndication Credit Agreement with respect to financial reporting requirements shall mean and be ten (10)-day periods. For all intents and purposes of this Guaranty, any reference to "Loan Party" in the Syndication Credit Agreement shall mean and refer to the Guarantor referenced hereunder.

7. NEGATIVE COVENANTS. Without limiting anything contained herein, Guarantor hereby expressly acknowledges and agrees that each and every negative covenant as contained and set forth in the Syndication Credit Agreement, and more specifically under Article VII thereof, and in the form and substance as such covenants appear in the Syndication Credit Agreement as of date hereof without any amendment or revision thereto, shall (as modified only to the extent necessary for applicability hereto), apply mutatis mutandis to this Guaranty, all of which negative covenants are hereby incorporated herein by this reference as if restated in the entirety, and Guarantor hereby repeats and adopts the same. Guarantor covenants, agrees and undertakes that so long as Bank remains committed to extend credit to Borrower pursuant to the Revolving Credit Facility, the Sterling Overdraft Facility, the Loan Documents, and the Corporate Credit Card Agreement, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under the Revolving Credit Facility, the Sterling Overdraft Facility, the Loan Documents, Corporate Credit Card Agreement and/or any other agreement, contract, instrument or document executed in connection therewith, remain outstanding, and until payment in full of all obligations of Borrower subject thereto, all of the negative covenants as contained in Article VII of the Syndication Credit Agreement and incorporated herein by reference as aforementioned shall remain valid, binding and enforceable against Guarantor hereunder and shall survive any termination or cancellation of the Syndication Credit Agreement notwithstanding any termination or cancellation thereof.

8. GUARANTOR'S WAIVERS.

(a) Guarantor waives any right to require Bank to: (i) proceed against Borrower or any other person; (ii) marshal assets or proceed against or exhaust any security held from Borrower or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from Borrower or any other person; (iv) take any other action or pursue any other remedy in Bank's power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness.

(b) Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of Borrower or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of any such Borrower; (iv) the application by Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrower to, or intended or understood by, Bank or Guarantor; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against Borrower; (vi) any impairment of the value of any interest in any security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) any requirement that Bank give any notice of acceptance of this Guaranty. Until all Indebtedness shall have been paid in full, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank. Guarantor further waives all rights and defenses Guarantor may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Guarantor's rights of subrogation or Guarantor's rights to proceed against Borrower for reimbursement, or (B) any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Borrower's Indebtedness, whether by operation of any applicable law, including without limitation, Idaho Code §45-1512 as from time to time amended, or otherwise, including any rights Guarantor may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Indebtedness.

(c) To the extent Guarantor or any assets of Guarantor enjoy any right of immunity from suit, legal proceedings, set-off, counterclaim, attachment or execution under any law or in any jurisdiction, in aid of a judgment in respect of Guarantor's obligations under this Guaranty, and if Guarantor or any assets of Guarantor should become entitled to any such right of immunity, then Guarantor hereby waives such right or rights and immunity.

9. BANK'S RIGHTS WITH RESPECT TO GUARANTOR'S PROPERTY IN BANK'S POSSESSION. In addition to all liens upon and rights of setoff against the monies, securities or other property of Guarantor given to Bank by law, Bank shall have a right of setoff with respect to Guarantor's obligations hereunder against all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account or deposit or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Bank, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by Bank in writing.

10. SUBORDINATION. Any Indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Indebtedness of Borrower to Bank.

11. REMEDIES; NO WAIVER. All rights, powers and remedies of Bank hereunder are cumulative. No delay, failure or discontinuance of Bank in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

12. COSTS, EXPENSES AND ATTORNEYS' FEES. Guarantor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with the enforcement of any of Bank's rights, powers or remedies and/or the collection of any amounts which become due to Bank under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Guarantor or any other person or entity. All of the foregoing shall be paid by Guarantor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Bank's Prime Rate in effect from time to time.

13. PAYMENTS; TAXES.

(a) Any and all payments by Guarantor hereunder to Bank shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings of whatever nature imposed by any government, political subdivision, bank or taxing authority, and liabilities with respect thereto excluding (i) taxes imposed on or measured by Bank's income or receipts or minimum tax in lieu thereof, branch profit taxes and franchise taxes, taxes imposed on or measured by Bank's capital, large federal corporation tax levied or assessed against Bank or other taxes of general application imposed on Bank by the jurisdiction (or any political subdivision thereof) under the laws of which Bank is organized or maintains a lending office or any other jurisdiction in which Bank transacts business , (ii) any tax that is imposed on amounts payable to the Bank pursuant to any law that is in effect at the time the Bank enters into this Agreement (or on amounts payable to any assignee, transferee, or participant in any Indebtedness or obligations under this Agreement (such person, a "Transferee") pursuant to any law that is in the effect at the time that such Transferee acquires any interest in the Indebtedness or obligations under this Agreement, except to the extent that the transferor of such interest also was subject to such tax), (iii) any such tax attributable to the Bank or any Transferee failing to provide applicable Forms W-8 or any other documents legally required to establish an exemption from such taxes, and (iv) any U.S. federal tax imposed pursuant to Sections 1471-1474 of the Internal Revenue Code, as amended, or any amended or successor version that is substantially comparable (all such excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Excluded Taxes" and all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"), unless such Taxes are required by law or the administration thereof to be deducted or withheld. If Guarantor shall be required by law or the administration thereof to deduct or withhold any such Taxes, from or in respect of any amount payable hereunder, or Bank, including any of its assignees or transferees (each such entity, a "Party") shall be required to deduct, withhold or remit any Taxes from or out of amounts received by it hereunder, then:

(i) the amount payable shall be increased as may be necessary so that after making all required deductions, withholdings or remissions (including deductions, withholdings or remissions applicable to additional amounts paid under this paragraph), each Party shall receive an amount equal to the sum it would have received if no such deduction, withholding or remission were required to be made, and

(ii) Guarantor forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law.

(b) Guarantor agrees to pay forthwith any present or future stamp or documentary taxes or any other excise, goods and services, sales or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as "Other Taxes') which arise from any payment made by Guarantor hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty.

(c) Without limiting Bank's rights hereunder, in the event any taxes, levies, imposts, duties or other charges of whatever nature, other than Excluded Taxes, are assessed against Bank in connection with payments to Bank by Guarantor hereunder or otherwise in connection with this Guaranty, Guarantor shall pay when due and indemnify and hold Bank harmless from such charges, without reducing the net amount of such payments to be made to Bank below that amount which Bank would have received had such taxes or charges had not been assessed.

(d) Guarantor further agrees to indemnify each Party for the full amount of Taxes or Other Taxes not deducted or withheld or paid by Guarantor in accordance with any applicable law to the relevant taxation or other authority and any Taxes or Other Taxes imposed by any jurisdiction on the amounts payable by Guarantor under this Guaranty and paid by any Party, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 15 days from the date Bank makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes and evidence of payment thereof submitted to Guarantor by Bank shall be prima facie evidence of the amount due from Guarantor to a Party.

(e) Guarantor shall furnish to Bank the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by Guarantor as soon as such receipt becomes available, together with copies of the tax return or other report filed with respect to any such Taxes and/or Other Taxes promptly after such filing, and in any event within 15 days from date of receipt of Bank's request therefor, accompanied by a certificate of the chief financial officer of Guarantor, which certificate shall indicate the amount of Taxes or Other Taxes, as the case may be, deducted or withheld by Guarantor in respect of payments made hereunder.

(f) If requested by Bank at any time, Guarantor shall cause this Guaranty to be registered, notarized or otherwise formalized to the extent at any time required by the applicable laws of England, the applicable laws of any province or other political subdivision of England or the applicable laws of any other country or other jurisdiction in which Guarantor now or in the future maintains any property or assets, and Guarantor shall pay, and indemnify and hold Bank harmless from, any liability for any stamp taxes or any registration, documentation or other types of fees, charges, taxes or fines in connection with any such registration, notarization or formalization. Guarantor shall provide Bank with evidence of such registration within 45 days after Bank's request for such evidence, which evidence shall be in form and substance satisfactory to Bank.

(g) Without prejudice to the survival of any other agreement or obligation of Guarantor hereunder, the obligations of Guarantor under this Section 13 shall survive the termination of this Guaranty and the payment of the Indebtedness.

14. JUDGMENT CURRENCY. Guarantor acknowledges that the Indebtedness owing by Borrower to Bank and guaranteed by Guarantor hereunder may include amounts owing in currencies other than U.S. Dollars (Alternate Currencies"). Regardless of whether any Indebtedness is with respect to advances made or is otherwise owing in any Alternate Currency, Guarantor shall make all payments due under this Guaranty in lawful money of the United States of America and in immediately available funds. Guarantor acknowledges that availability (subject to all applicable conditions) of advances in Alternate Currencies is for the benefit of Borrower and Guarantor, and that all risks of currency fluctuations and other exchange exposure shall be for the account of the Borrower and Guarantor and not Bank. Notwithstanding any judgment rendered in a currency other than United States Dollars and/or in the event that Bank obtains any judgment in Alternate Currencies, including without limitation, British Pounds, or other Alternative Currencies, in respect of any liability of Guarantor in U.S. dollars, Bank and Guarantor agree that the rate of exchange to be used to determine the amount of the judgment shall be the rate of exchange quoted by Bank as the rate at which Bank could purchase U.S. dollars with such Alternate Currencies Currency (after taking into account any premium and cost of exchange), on the banking day immediately prior to the day on which each payment on account of the judgment is received. The liability of Guarantor in respect of any amount due in U.S. dollars shall, despite any judgment in the Alternate Currency, be discharged only to the extent that on the banking day following receipt of the payment or satisfaction of the judgment, Bank, through its bankers, is able to purchase U.S. dollars with such Alternate Currency. If the amount of U.S. dollars purchased by Bank is less than the amount of U.S. dollars originally due to it, Guarantor agrees, as a separate and independent obligation of Guarantor, to indemnify Bank against such loss, the enforcement of which such obligation may not be impeded by Guarantor, and if the amount so purchased exceeds the sum originally due to Bank, Bank agrees to remit such excess to Guarantor.

15. SUCCESSORS; ASSIGNMENT. This Guaranty shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Guarantor may not assign or transfer any of its interests or rights hereunder without Bank's prior written consent. Guarantor acknowledges that Bank has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Borrower to Bank and any obligations with respect thereto, including this Guaranty. In connection therewith, Bank may disclose all documents and information which Bank now has or hereafter acquires relating to Guarantor and/or this Guaranty, whether furnished by Borrower, Guarantor or otherwise. Guarantor further agrees that Bank may disclose such documents and information to Borrower.

16. AMENDMENT. This Guaranty may be amended or modified only in writing signed by Bank and Guarantor.

17. APPLICATION OF SINGULAR AND PLURAL. In all cases where there is but a single Borrower, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the word "Borrowers" and the word "Guarantor" respectively shall mean all or any one or more of them as the context requires.

18. UNDERSTANDING WITH RESPECT TO WAIVERS; SEVERABILITY OF PROVISIONS. Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor's full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.

19. GOVERNING LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State of Idaho. Without prejudice to Bank's ability to enforce this Guaranty in any other proper jurisdiction, Guarantor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such jurisdiction. GUARANTOR WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAWS, ANY RIGHT GUARANTOR MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THE TERMS OF THIS GUARANTY.

20. ARBITRATION.

(a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise, in any way arising out of or relating to this Guaranty and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

(b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Idaho selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c) No Waiver of Provisional Remedies, SeIf-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Idaho or a neutral retired judge of the state or federal judiciary of Idaho, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Idaho and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Idaho Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e) Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(f) Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed this Guaranty or any other contract, instrument or document relating to any Indebtedness, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h) Real Property Collateral. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of Idaho, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable.

(i) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

21. JURISDICTION; SERVICE OF PROCESS. Without limiting anything contained herein, Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Courts of the State of Idaho sitting in Ada County, and of the United States District Court of the District of Idaho, and any appellate court from any thereof (together, the "Court"), in any action or proceeding arising out of this Continuing Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Idaho State Court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit or on the judgment or in any other manner provided by law. Nothing in this Continuing Guaranty shall affect any right that Bank may otherwise have to bring any action or proceeding relating to this Continuing Guaranty against Guarantor or its properties in the courts of any jurisdiction. Guarantor hereby agrees that service of all writs, processes and summonses in any suit, action or proceeding brought in such Court may be made upon James F. Cleary, Jr., President and Chief Executive Officer, MWI Veterinary Supply Co., presently located at 3041 W Pasadena Dr, Boise, Idaho 83705 who is the duly appointed agent for Guarantor to accept service of all legal process issued in connection with the Indebtedness (the "Process Agent"). Guarantor hereby irrevocably appoints the Process Agent its agent and true and lawful attorney-in-fact while any of the Guarantor's obligations under this Guaranty remain unsatisfied, in its name, place and stead only to accept such service of any and all such writs, processes and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Guarantor shall not impair or affect the validity of such service or of any judgment based thereon. The Guarantor hereby further irrevocably consents to the service of process in any suit, action or proceeding in the above specified courts by the mailing thereof by Bank by registered or certified mail, postage prepaid, to the Guarantor at the address specified below the Guarantor's signature on the signature page of this Guaranty. Nothing herein shall in any way be deemed to limit the ability of Bank to serve any writs, processes or summonses in any other manner, as may be permitted by applicable law. Guarantor irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Guaranty brought in the Court, and also irrevocably waives any claim that any such suit, action or proceeding brought in such Court has been bought in an inconvenient form.

22. FURTHER ASSURANCE. Guarantor hereby undertakes to execute such further deeds and documents as the Bank may from time to time require to perfect the Bank's rights under this Guarantee and to give effect and validity to the security hereby constituted which deeds and documents shall be prepared by or on behalf of the Bank at the cost of the Guarantor and shall contain such terms for the Bank's benefit as it may reasonably require.

23. INDEMNITY. Guarantor hereby undertakes to indemnify and keep indemnified the Bank in respect of all liabilities and losses of any nature and costs, charges and expenses properly incurred or suffered by it in the execution or the purported execution of any powers, authorities or discretions vested in it pursuant to this Guarantee and against all actions, proceedings, claims and demands in respect of any matter or thing done or omitted or in any way relating to the provisions of this Guarantee or occasioned by any breach by the Guarantor of any of its representations, warranties and covenants or other obligations to the Bank hereunder.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of March 15, 2013.

MWI VETERINARY SUPPLY CO., an Idaho corporation

By: /s/ Mary Patricia Thompson
Print Name: Mary Patricia Thompson

Title: Sr VP of Finance and Admin, CFO